EXHIBIT 10.6


                   INTERNATIONAL DISTRIBUTION RIGHTS AGREEMENT


     THIS AGREEMENT is entered into this ____ day of _____________, 2000 and is to replace and supersede all form agreements, if any, both verbal and/or written:


BETWEEN: Advanced Knowledge, Inc.             AND:  _______________________
         17337 Ventura Boulevard, Ste. 224          _______________________
         Encino, California   91316                 _______________________
         (hereinafter called "Producer")      (hereinafter called "Distributor")

WHEREAS, the Producer is engaged in the business of the production of training videotapes and other audio-visual materials, "Products"; and

WHEREAS, the Distributor is engaged in the business of distribution of training videotape and other audio-visual materials; and

WHEREAS, the Producer desires to provide the Distributor, the exclusive distribution rights of the Product in ____________________ "Territory."

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties do hereby agree as follows:

1.   EXCLUSIVITY:   Producer   hereby  grants  to  distributor   the  exclusive,
non-broadcast rights to promote, advertise and solicit revenues from qualified users of the Products, produced by Producer, in the Territory.

2. TERM: The period covered by this agreement shall be three (3) years, beginning ______ ___________________ and expiring on ___________________ . This agreement shall automatically renew itself, annually, for a period of one year unless the Producer or the Distributor shall notify the other party by Registered Mail, sixty (60) days prior to the expiration date indicated above, that either party does not desire such renewal.

3. PRICING: Distributor may set its own prices for Preview, Sale, Lease or Rental. Prices approved are __________________ for sale (approx. $_____ USD) and ____________ (approx. $____________USD).

4. ROYALTY RATE: Distributor agrees to pay to producer a royalty of twenty-five (25%) percent of the gross revenues, less any government required withholding taxes, received form Preview, Sale, Lease Rental or any other exhibition of the Product. Gross Revenues excluded all taxes and shipping and handling charges, if any.

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5.   ROYALTY  STATEMENTS:  Distributor  agrees to provide  Producer with royalty statements quarterly, withing 30 days of the end of each calendar quarter for periods ending March 31, June 30, September 30 and December 31, indicating revenues from preview, rental, lease, sales and all other receipts relative to the Product.

6. ROYALTY PAYMENT: The royalty statement must be accompanied by a remittance to Producer in equivalent US funds, payable by bank wire transfer or by check, in accordance with the amounts of monies owing to Producer under the terms of this Agreement. Distributor failure to provide Producer with these royalty statement and remittances with constitute grounds fo termination of this agreement with sixty (60) day's notice.

7. COPYRIGHT: Producer retains the copyright on all Products. Distributor agrees to protect the copyrights of Producer to the best of its ability by securing, at Distributor's expense, whatever protection is available in the Territory.

8. LICENSE: Distributor agrees that Products are only to be licensed for use solely withing their client's own organization for internal employee training.

9.   BROADCAST: Distributor may not enter into any television,  satellite, cable
television,   computer,   or  any  other  electronic  media  sale  or  broadcast
arrangement without the prior written approval of Producer

10. EXCERPTS: Distributor may not enter into any arrangement for excerpts (stock footage) from the Product.

11. ALTERATION OF PRODUCT: Distributor will not alter the Product or knowing permit the Product to be altered in any way.

12. OBLIGATIONS: Distributor shall pay for all promotional costs, including preview service, mailings, customer solicitations, advertising, and any other marketing methods used to obtain maximum distribution and sales in accordance with the terms of this agreement. None of these cots shall be deducted from the royalties due the Producer.

13. REASONABLE EFFORTS: Distributor agrees to receive and maintain all products and related materials in clean and marketable condition, and to exercise diligent effort in merchandising the Product through preview, sales, rental, lease and/or other exhibition of the Product, as allowed herein. Distributor's failure to make reasonable efforts to market the product will constitute grounds for termination of this contract, with ninety (90) day's notice.

14. MARKETING PLANS: Distributor agrees to develop and submit for Producer's approval, in writing, an annual marketing plan for the Product. The first marketing plan will be due withing sixty (60) days of the signing of this agreement an updated annually thereafter.

15. PRODUCER CREDITS: Distributor agrees to mention Producer on all promotional materials and/or catalogs listing the Product.

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16.  SUPPLY AT COST: Producer agrees to supply to Distributor at cost, materials available and required for fulfillment of the agreement by Distributor. This includes masters, at lab cost, and promotion materials and accompanying literature at cost of creation and printing.

17. TRANSLATION: Distributor shall bear all cots relative to the translation and adaption of the Product into the language(s) required. Distributor will be allowed to recoup translation costs form the first royalties due Producer, including cost of masters and support materials purchased from Producer for purposes of making the translated version(s). Each title translated becomes subject to this agreement once both parties agree to proceed with the translation. The master and copyright for each translated title remain the property of the Producer. Distributor agrees to provide producer with an NTSC 1/2" VHS copy or master of each translated title in Beta SP +NTSC format, as Producer request. Producer agrees not to allow its usages by any other Distribution in the Territory for the term of this agreement.

18. AUDITING: Distributor agrees to maintain books of accounts and records according to Generally Accepted Accounting Practices, and that Producer or Producer's designees may examine Distributor's records, with at lease thirty
(30) days notice, relating to this agreement at any time during this agreement at normal business hours, and make extracts therefrom at Producer's expense.

19. ASSIGNMENT: The Distributor, without the prior written consent of the Producer, may make no assignment.

20. AMENDMENTS: This agreement cannot be amended, modified or changed in any way whatsoever, except by written instrument duly executed by authorised representative of the parties hereto.

21. INDEMNIFICATION: Distributor agrees to indemnify, reimburse, defend and hold Producer Harmless form any claim, demand or judgment made, asserted or obtained against it, including all costs, disbursement and expenses incurred by Producer in connection with any claim of liable, slander, unfair competition, or other alleged business behavior due to the activities of Distributor.

22. CONFIDENTIALITY: Distributor agrees to hold all information relating to Producer in strictest confident and shall not share information on Producers' Products, strategies or sales performances with anyone outside Distributor's organization.

23. WARRANTS AND REPRESENTATIONS: Producer warrant and represent that it owns all rights granted to Distributor under this Agreement, and that in the event of any suit or claim against Distributor based upon the claim that the videotape and print products, (Products) or any materials therein, infringe upon or violate any rights of any third parties, or upon a claim that Producer has granted any other parties any rights conflicting with the rights granted herein to Distributor, Producer agrees to hold Distributor harmless against any and all direct losses sustained by Distributor, including reasonable attorney fees.

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24.  COMMUNICATION:  Distributor  represents and warrants that Distributor shall promptly keep Producer fully advised of all of Distributor's dealings under this agreement. This agreement and any amendment shall be automatically terminated if any correspondence from Producer remains unanswered for mor than 30 calendar days.

25. DYNAMIC TRAINING MEDIA: Distributor and Producer acknowledge and agree that Dynamic Training Media is appointed as coordinator for communication between the parties and the copies of all reports, payment notices and communications should be director through Dynamic Training Media. A communication to or from Dynamic Training Medai shall be treated as if the communication was to or from the Producer. Actual payments of royalties are to be made direct to Producer.

26. TERMINATION OR CANCELLATION: If, for any reason, this agreement is terminated, any and all Producer films, videotapes, masters, copies, literature, etc. remaining in Distributor's library, whether purchased for resale, or for preview/rental, and any and all pricing elements shall revert back to Producer. These films/tapes and other materials are to be returned via the best way, pre-paid, to Producer within thirty (30) days of termination or expiration of this Agreement.

27.  MISCELLANEOUS:

     A. This agreement does not constitute a partnership or joint venture, and Distributor is not an agent of Producer. Neither party shall incur any debts or make any commitments for or on behalf of the other.

     B. This agreement shall be governed by the laws of the State of California and is biding on all successor or assigns of the parties. It contains the entire agreement unless mutually modified in writing as set forth herein. Any controversy or claim arising out of or relating to this Agreement or the breach thereof shall be settled by binding arbitration held in Los Angeles California in accordance with the Rules of the American Arbitration Association, and judgment upon the award rendered by the Arbitrator(s) may be entered in any court having jurisdiction thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed in their respective names, on the date indicated below.

DISTRIBUTOR:

BY:      _______________________________             _______________
                                                     DATE

PRODUCER:


BY:      _______________________________             _______________
                                                     DATE